Exhibit 99.1

CB&I Reports Third Quarter 2009 Results

THE WOODLANDS, Texas--(BUSINESS WIRE)--October 27, 2009--CB&I (NYSE: CBI) today reported net income of $40.8 million, or $0.42 per diluted share, for the third quarter of 2009, compared with $8.6 million, or $0.09 per diluted share, in the third quarter of 2008. Revenue for the quarter was $1.0 billion compared with third quarter 2008 revenue of $1.6 billion.

New awards for the third quarter totaled $1.6 billion, including CB&I’s $550 million Gorgon LNG contract in Australia and the $530 million GASCO award in Abu Dhabi.

Cash and cash equivalents increased to $212.0 million as of September 30, up from $88.2 million at year-end 2008.

"We are pleased with the third quarter results and the diverse number of new awards year to date, reaffirming our intent to capitalize on the major projects we have been pursuing in each business sector," said Philip K. Asherman, President and CEO. "We are very confident in our ability to convert major prospects into new backlog in the fourth quarter of 2009 and in 2010, while sustaining the margins in the end markets we serve."

CB&I will host a webcast, including a slide presentation, on October 27 at 4:00 p.m. CDT (5:00 p.m. EDT) to discuss financial and operating results, and answer questions from investors. The webcast is available at www.CBI.com.

About CB&I

CB&I designs, engineers and constructs some of the world’s largest energy infrastructure projects, providing a full spectrum of EPC solutions and proven process technologies. Drawing upon more than a century of experience and the expertise of approximately 17,000 employees worldwide, CB&I safely and reliably executes more than 600 projects a year through its three business sectors: CB&I Lummus builds upstream and downstream oil & gas projects, LNG liquefaction and regasification terminals, and a wide range of other energy related projects; CB&I Steel Plate Structures designs, fabricates and constructs storage tanks and containment vessels and their associated systems for the oil & gas, water & wastewater, mining and nuclear industries; Lummus Technology capitalizes on more than 1,500 patents and patent applications to provide process technologies and catalysts for petrochemical facilities, oil refineries and gas processing plants. For more information, visit www.CBI.com or access technical details at Lummus Technology Fact Sheets. If you would like to be added to CB&I’s news release email distribution list, visit www.cbi.com/ir/news.htm.

This release contains forward-looking statements regarding CB&I and represents our expectations and beliefs concerning future events. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties. When considering any statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases, or expressions such as “achieve”, “forecast”, “plan”, “propose”, “strategy”, “envision”, “hope”, “will”, “continue”, “potential”, “expect”, “believe”, “anticipate”, “project”, “estimate”, “predict”, “intend”, “should”, “could”, “may”, “might”, or similar forward-looking statements, we refer you to the cautionary statements concerning risk factors and “Forward-Looking Statements” described under “Risk Factors” in Item 1A of our Annual Report filed on Form 10-K filed with the SEC for the year ended December 31, 2008, and any updates to those risk factors or “Forward-Looking Statements” included in our subsequent Quarterly Reports on Form 10-Q filed with the SEC, which cautionary statements are incorporated herein by reference.

CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008

Revenue	$1,010,401	$1,563,709	$3,518,490	$4,431,594

Cost of revenue	892,866	1,462,984	3,123,927	4,362,820

Gross profit	117,535	100,725	394,563	68,774
% of Revenue	11.6%	6.4%	11.2%	1.6%
Selling and administrative expenses	48,292	54,854	158,778	170,964
% of Revenue	4.8%	3.5%	4.5%	3.9%
Intangibles amortization	6,080	5,894	17,553	17,679
Other operating (income) expense, net	(1,461)	105	9,875	44
Equity earnings	(9,852)	(11,950)	(28,776)	(34,233)

Income (loss) from operations	74,476	51,822	237,133	(85,680)
% of Revenue	7.4%	3.3%	6.7%	-1.9%
Interest expense	(4,916)	(5,388)	(16,019)	(14,529)
Interest income	398	1,744	1,190	7,177

Income (loss) before taxes	69,958	48,178	222,304	(93,032)

Income tax (expense) benefit	(28,070)	(37,825)	(85,311)	8,588

Net income (loss)	41,888	10,353	136,993	(84,444)

Less: Net income attributable to noncontrolling interests	(1,065)	(1,799)	(3,934)	(5,283)

Net income (loss) attributable to CB&I	$40,823	$8,554	$133,059	$(89,727)

Net income (loss) attributable to CB&I per share:
Basic	$0.43	$0.09	$1.40	$(0.94)
Diluted	$0.42	$0.09	$1.38	$(0.94)

Weighted average shares outstanding:
Basic	95,727	95,341	95,205	95,754
Diluted	97,489	96,086	96,318	95,754

CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
SEGMENT INFORMATION
(in thousands)

	Three Months Ended				Nine Months Ended
	September 30,		September 30,		September 30,		September 30,
	2009		2008		2009		2008

		% of		% of		% of		% of
NEW AWARDS*		Total		Total		Total		Total
CB&I Steel Plate Structures	$1,433,383	87%	$338,427	48%	$1,963,712	73%	$1,803,860	56%
CB&I Lummus	109,678	7%	220,335	31%	491,614	18%	936,274	29%
Lummus Technology	97,320	6%	144,918	21%	224,775	9%	476,766	15%
Total	$1,640,381		$703,680		$2,680,101		$3,216,900

		% of		% of		% of		% of
REVENUE		Total		Total		Total		Total
CB&I Steel Plate Structures	$383,453	38%	$500,489	32%	$1,261,458	36%	$1,460,475	33%
CB&I Lummus	528,347	52%	952,669	61%	1,994,994	57%	2,634,985	59%
Lummus Technology	98,601	10%	110,551	7%	262,038	7%	336,134	8%
Total	$1,010,401		$1,563,709		$3,518,490		$4,431,594

		% of		% of		% of		% of
INCOME (LOSS) FROM OPERATIONS		Revenue		Revenue		Revenue		Revenue
CB&I Steel Plate Structures	$34,284	8.9%	$54,108	10.8%	$105,049	8.3%	$157,762	10.8%
CB&I Lummus	18,551	3.5%	(29,623)	(3.1%)	75,095	3.8%	(326,300)	(12.4%)
Lummus Technology	21,641	21.9%	27,337	24.7%	56,989	21.7%	82,858	24.7%
Total	$74,476	7.4%	$51,822	3.3%	$237,133	6.7%	$(85,680)	(1.9%)

* New awards represents the value of new project commitments received by the Company during a given period.

CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2009	2008
ASSETS

Current assets	$1,188,900	$1,191,115
Equity investments	132,084	130,031
Property and equipment, net	329,191	336,093
Goodwill and other intangibles, net	1,186,190	1,198,674
Other non-current assets	144,123	144,805

Total assets	$2,980,488	$3,000,718

LIABILITIES AND SHAREHOLDERS' EQUITY

Revolver borrowings and notes payable	$2,326	$523
Current maturity of long-term debt	40,000	40,000
Other current liabilities	1,658,948	1,947,602
Long-term debt	120,000	120,000
Other non-current liabilities	348,579	318,740

Shareholders' equity	810,635	573,853

Total liabilities and shareholders' equity	$2,980,488	$3,000,718

CHICAGO BRIDGE & IRON COMPANY N.V. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS AND OTHER FINANCIAL DATA
(in thousands)

	Nine Months
	Ended September 30,
	2009	2008
CASH FLOWS

Cash flows from operating activities	$107,845	$94,345
Cash flows from investing activities	(16,877)	(80,693)
Cash flows from financing activities	32,844	(77,163)

Increase (decrease) in cash and cash equivalents	123,812	(63,511)
Cash and cash equivalents, beginning of the year	88,221	305,877
Cash and cash equivalents, end of the period	$212,033	$242,366

OTHER FINANCIAL DATA

Decrease in receivables, net	$64,838	$66,867
Change in contracts in progress, net	(51,173)	45,085
Increase in non-current contract retentions	(3,438)	(15)
(Decrease) increase in accounts payable	(160,403)	93,019
Change in contract capital	$(150,176)	$204,956

Depreciation and amortization expense	$59,941	$58,042
Capital expenditures	$36,133	$82,057

Backlog *	$4,866,422	$6,199,040

* Backlog includes the value of new award commitments until work is performed and revenue is recognized or until cancellation.
Backlog may also fluctuate with currency movements.

CONTACT:
CB&I
Media: Jan Sieving, +1-832-513-1111
or
Analysts: Mark Coscio, +1-832-513-1200